EXHIBIT 23.3


             INDEPENDENT AUDITOR'S REPORT ON SCHEDULE AND CONSENT


The Board of Directors and Stockholders
Bottling Group LLC:

         The audits referred to in our report on the Combined Financial Statements of the Bottling Group LLC, included the related financial statement schedule, as of December 26, 1998, and for each of the fiscal years in the three-year period ended December 26, 1998, included in the registration statement. This financial statement schedule is the responsibility of the Bottling Group LLC's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth herein.

         We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP


New York, New York
July 1, 1999